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                                                                   Exhibit 5.1


                               BARRETT & McNAGNY
                             215 EAST BERRY STREET
                           FORT WAYNE, INDIANA 46802
                        219-423-9551, Fax: 219-423-8924


                                                               ROBERT S. WALTERS
                                                                  (219) 423-8905


September 23, 1996


Steel Dynamics, Inc.
4500 County Road 59
Butler, IN 46721


Dear Sirs:

In connection with the registration under the Securities Act of 1933, as amended (the "Act") by Steel Dynamics, Inc. (the "Company") of its Common Stock, in an Initial Public Offering registered with the United States Securities and Exchange Commission on Form S-1, we have examined such corporate records, certificates, and other documents, and have reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion.

On the basis of such examination and review, we advise you that, in our opinion, when the Registration Statement on Form S-1 filed by the Company herewith with respect to the Initial Public Offering of its Common Stock shall have become effective under the Act, and when the certificates evidencing the shares of Common Stock purchased in connection herewith shall have been issued, executed, authenticated and delivered by the Company and by First Chicago Trust Company of New York as its transfer agent, and when sold in accordance with the terms set forth in the Underwriting Agreement between the Company and Morgan Stanley & Co Incorporated, as the representative of the underwriters identified therein, the shares of Common Stock will be validly and legally issued and outstanding, will be fully paid and non-assessable, and will be entitled to the benefits described for the Common Stock in the Company's Amended and Restated Articles of Incorporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Opinions" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

BARRETT & McNAGNY

      /s/ Robert S. Walters

Robert S. Walters

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